Exhibit 99.1

BankUnited Completes Acquisition of CertusHoldings’ Small Business Finance Unit

Miami Lakes, Fla. and Greenville, S.C. - May 1, 2015 - BankUnited, Inc. (together with its subsidiaries, “BankUnited”) (NYSE: BKU) and CertusHoldings, Inc. (together with its subsidiaries, “Certus”) today announced that BankUnited has completed its previously announced acquisition of Certus’ Small Business Finance Unit in an asset purchase transaction.

The Small Business Finance Unit, consistently one of the top 20 Small Business Administration (“SBA”) lenders in the United States, originates, sells and services small business loans pursuant to the SBA’s 7(a) loan program and CDC/504 loan program and the U.S. Department of Agriculture’s Business & Industry and Community Facilities loan programs.

At the closing, BankUnited acquired the Small Business Finance Unit’s loan portfolio, which totaled approximately $245 million at closing, as well as substantially all of its operating assets, and assumed certain of its operating liabilities.

John A. Kanas, Chairman, President and Chief Executive Officer of BankUnited, said, “With the successful close of this transaction, we are thrilled to welcome the Small Business Finance team. We expect this premier SBA lending platform to continue to thrive within the BankUnited family just as our other national lending businesses have done.”

Leonard D. Davenport, Interim Chief Executive Officer of CertusBank, N.A., commented, “The completion of this transaction improves CertusBank’s liquidity and capital positions, allowing us to focus on returning to a more traditional community banking model.  BankUnited gains a strong business and team. We sincerely thank those teammates for their contribution to CertusBank and wish them success in the future.”

BankUnited’s legal advisors on the transaction are Cadwalader, Wickersham & Taft LLP. Certus’ financial advisors on the transaction are Keefe, Bruyette & Woods, Inc. and Sandler O’Neill + Partners, L.P., and Certus’ legal advisors are Nelson Mullins Riley & Scarborough LLP.

About BankUnited, Inc.

BankUnited, Inc., with total assets of $20.0 billion at March 31, 2015, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida with 100 branches in 15 Florida counties and 6 banking centers in the New York metropolitan area at March 31, 2015.

About CertusHoldings, Inc.

CertusHoldings, Inc. is the parent company of CertusBank, N.A., a nationally chartered bank headquartered in Greenville, South Carolina. CertusBank has more than 30 branches in the Carolinas, Florida and Georgia and offers a full range of Consumer and Commercial banking solutions. Visit CertusBank.com to learn more.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect BankUnited’s current views with respect to, among other things, future events and financial performance.

BankUnited generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of BankUnited and its subsidiaries or on BankUnited’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by BankUnited that the future plans, estimates or expectations contemplated by BankUnited will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BankUnited’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if BankUnited’s underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. BankUnited does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in BankUnited’s Annual Report on Form 10-K for the year ended December 31, 2014 available at the SEC’s website (www.sec.gov).

Contacts

BankUnited, Inc.
Investor Relations:
Leslie Lunak, 786-313-1698
llunak@bankunited.com
or
Media Relations:
Mary Harris, 305-817-8117
mharris@bankunited.com

CertusHoldings, Inc.
Colletta E. Bryce, 864-478-1319
collettabryce@certusbank.com

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